Exhibit 99

NEWS RELEASE
HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER AVENUE / TULSA, OKLAHOMA

April 25, 2013

HELMERICH & PAYNE, INC. ANNOUNCES SECOND QUARTER RESULTS

Helmerich & Payne, Inc. (NYSE: HP) reported income from continuing operations of $151,067,000 ($1.39 per diluted share) from operating revenues of $838,309,000 for the second quarter of fiscal 2013, compared to income from continuing operations of $129,763,000 ($1.18 per diluted share) from operating revenues of $769,982,000 during the second fiscal quarter of 2012, and income from continuing operations of $159,611,000 ($1.48 per diluted share) from operating revenues of $844,572,000 during the first fiscal quarter of 2013.  Included in income from continuing operations for the second fiscal quarters of 2013 and 2012 are after-tax gains equivalent to $0.03 and $0.05 per diluted share, respectively, related to the sale of used drilling assets.  Included in income from continuing operations for the first fiscal quarter of 2013 are after-tax gains equivalent to $0.08 per diluted share related to the sale of used drilling assets and investment securities.  Net income for the second quarter of fiscal 2013 was $151,080,000 ($1.39 per diluted share), compared to net income of $129,719,000 ($1.18 per diluted share) during the second fiscal quarter of 2012, and net income of $159,603,000 ($1.48 per diluted share) during the first fiscal quarter of 2013.

Chairman and CEO Hans Helmerich commented, “We are pleased with our solid financial results for the quarter and continue to expect 2013 to improve as the year unfolds.  Assuming some measure of oil price resiliency, we anticipate slow activity improvement ahead with customer focus around capturing potential efficiencies, performance reliability and safety providing attractive opportunities for the Company.”

The Company also announced today that it has entered into agreements with two exploration and production companies to build and operate two additional FlexRigs®* in the U.S.  In addition, the Company entered an agreement to build a new 3,000 horsepower AC drive rig which is scheduled to begin operations in Colombia in the spring of 2014.  All three rigs are under multi-year term contracts and expected to generate attractive economic returns for the Company.

For the six months ended March 31, 2013, the Company reported income from continuing operations of $310,678,000 ($2.87 per diluted share) from operating revenues of $1,682,881,000 compared with income from continuing operations of $274,060,000 ($2.51 per diluted share) from operating revenues of $1,502,570,000 during the six months ended March 31, 2012.  Included in income from continuing operations for the first six months of fiscal 2013 and 2012 were approximately $0.11 and $0.07 per share, respectively, of after-tax gains from the sale of used drilling equipment and investment securities.  Net income for the first six months of fiscal 2013 was $310,683,000 ($2.87 per diluted share), compared to net income of $274,005,000 ($2.51 per diluted share) during the first six months of fiscal 2012.

Segment operating income for U.S. land operations was $225,998,000 for the second fiscal quarter of 2013, compared with $209,959,000 for last year’s second fiscal quarter and $234,388,000 for this year’s first fiscal quarter. Quarterly revenue days for the U.S. land segment sequentially increased by 104 days to 21,847 revenue days, and the corresponding average rig revenue per day increased by $215 to $28,255 during the second fiscal quarter of 2013.  The average rig expense per day increased by $451 to $13,085, generating a sequential decline of $236 in average rig margin per day, from $15,406 during this year’s first fiscal quarter to $15,170 during this year’s second fiscal quarter.  Both the average rig margin and average rig expense per day were negatively impacted by a bad debt reserve during the quarter equivalent to $174 per day.  Rig

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News Release

April 25, 2013

utilization for the Company’s U.S. land segment was 82% for this year’s second fiscal quarter, compared with 91% for last year’s second fiscal quarter and 82% for this year’s first fiscal quarter.  At March 31, 2013, the Company’s U.S. land segment had 246 active rigs, including 161 under term contracts.

Segment operating income for the Company’s offshore operations was $13,650,000 for the second fiscal quarter of 2013, compared with $9,818,000 for last year’s second fiscal quarter and $15,006,000 for this year’s first fiscal quarter.  The sequential decline in operating income was attributable to a slightly lower number of revenue days along with a lower average rig margin per day during the most recent quarter.  Average rig margin per day for this year’s second fiscal quarter was $24,838 as compared to $25,782 for this year’s first fiscal quarter.

The Company’s international land operations reported segment operating income of $13,169,000 for this year’s second fiscal quarter, compared with an operating loss of $974,000 for last year’s second fiscal quarter and operating income of $9,111,000 for this year’s first fiscal quarter.  The sequential increase in segment operating income was primarily attributable to early termination compensation equivalent to approximately $2,600 of rig revenue per day during this year’s second fiscal quarter.  As a result, average rig margin per day increased to $11,053 in the second fiscal quarter of 2013 from $8,400 in the first fiscal quarter of 2013.  As compared to this year’s first fiscal quarter, the level of activity for the second fiscal quarter decreased by approximately ten percent to a total of 2,023 revenue days.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of April 25, 2013, the Company’s existing fleet included 302 land rigs in the U.S., 29 international land rigs and nine offshore platform rigs.  In addition, the Company is scheduled to complete two new rigs under long-term contracts.  Upon completion of these commitments, the Company’s global fleet is expected to have a total of 333 land rigs, including 301 FlexRigs.

Helmerich & Payne, Inc.’s conference call/webcast is scheduled to begin this morning at 11:00 a.m. ET (10:00 a.m. CT) and can be accessed at http://www.hpinc.com under Investors.  If you are unable to participate during the live webcast, the call will be archived on H&P’s website indicated above.

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News Release

April 25, 2013

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Results of Operations and Financial Condition” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Investor Relations

investor.relations@hpinc.com

(918) 588-5207

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News Release

April 25, 2013

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
CONSOLIDATED STATEMENTS OF	December 31	March 31		March 31
INCOME	2012	2013	2012	2013	2012

Operating Revenues:
Drilling — U.S. Land	$696,030	$685,710	$658,804	$1,381,740	$1,276,583
Drilling — Offshore	57,718	55,605	43,421	113,323	94,213
Drilling — International Land	87,267	94,092	64,088	181,359	124,823
Other	3,557	2,902	3,669	6,459	6,951
	844,572	838,309	769,982	1,682,881	1,502,570

Operating costs and expenses:
Operating costs, excluding depreciation	466,871	461,737	448,208	928,608	839,240
Depreciation	106,599	112,433	90,934	219,032	177,222
General and administrative	32,421	32,836	27,805	65,257	53,968
Research and development	3,353	3,696	3,830	7,049	7,079
Income from asset sales	(5,219)	(5,313)	(7,820)	(10,532)	(12,503)
	604,025	605,389	562,957	1,209,414	1,065,006

Operating income	240,547	232,920	207,025	473,467	437,564

Other income (expense):
Interest and dividend income	426	315	356	741	692
Interest expense	(1,308)	(1,186)	(2,421)	(2,494)	(4,882)
Gain on sale of investment securities	8,752	—	—	8,752	—
Other	(2,084)	103	(42)	(1,981)	(21)
	5,786	(768)	(2,107)	5,018	(4,211)

Income from continuing operations before income taxes	246,333	232,152	204,918	478,485	433,353
Income tax provision	86,722	81,085	75,155	167,807	159,293
Income from continuing operations	159,611	151,067	129,763	310,678	274,060

Loss from discontinued operations, before income taxes	(8)	(472)	(44)	(480)	(55)
Income tax provision	—	(485)	—	(485)	—
Income (loss) from discontinued operations	(8)	13	(44)	5	(55)

NET INCOME	$159,603	$151,080	$129,719	$310,683	$274,005

Basic earnings per common share:
Income from continuing operations	$1.50	$1.41	$1.20	$2.91	$2.54
Income from discontinued operations	$—	$—	$—	$—	$—

Net income	$1.50	$1.41	$1.20	$2.91	$2.54

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News Release

April 25, 2013

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
CONSOLIDATED STATEMENTS OF	December 31	March 31		March 31
INCOME	2012	2013	2012	2013	2012

Diluted earnings per common share:
Income from continuing operations	$1.48	$1.39	$1.18	$2.87	$2.51
Income from discontinued operations	$—	$—	$—	$—	$—

Net income	$1.48	$1.39	$1.18	$2.87	$2.51

Weighted average shares outstanding:
Basic	105,867	106,326	107,385	106,094	107,285
Diluted	107,412	107,786	109,042	107,640	108,925

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News Release

April 25, 2013

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	March 31	September 30
CONSOLIDATED CONDENSED BALANCE SHEETS	2013	2012

ASSETS
Cash and cash equivalents	$172,993	$96,095
Other current assets	754,910	791,514
Current assets of discontinued operations	4,073	7,619
Total current assets	931,976	895,228
Investments	501,383	451,144
Net property, plant, and equipment	4,560,562	4,351,571
Other assets	18,531	23,142
TOTAL ASSETS	$6,012,452	$5,721,085

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$300,890	$376,035
Current liabilities of discontinued operations	3,647	5,129
Total current liabilities	304,537	381,164
Non-current liabilities	1,337,857	1,307,433
Non-current liabilities of discontinued operations	426	2,490
Long-term notes payable	195,000	195,000
Total shareholders’ equity	4,174,632	3,834,998

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,012,452	$5,721,085

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News Release

April 25, 2013

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Six Months Ended
	March 31
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2013	2012

OPERATING ACTIVITIES:
Net income	$310,683	$274,005
Adjustment for (income) loss from discontinued operations	(5)	55
Income from continuing operations	310,678	274,060
Depreciation	219,032	177,222
Changes in assets and liabilities	(32,408)	(8,664)
Gain on sale of assets and investment securities	(19,284)	(12,503)
Other	16,290	8,762
Net cash provided by operating activities from continuing operations	494,308	438,877
Net cash provided by (used in) operating activities from discontinued operations	5	(55)
Net cash provided by operating activities	494,313	438,822

INVESTING ACTIVITIES:
Capital expenditures	(438,473)	(492,701)
Proceeds from sale of assets	34,253	25,543
Net cash used in investing activities	(404,220)	(467,158)

FINANCING ACTIVITIES:
Dividends paid	(23,469)	(15,070)
Exercise of stock options	4,906	1,895
Tax withholdings related to net share settlements of restricted stock	(1,677)	(1,514)
Excess tax benefit from stock-based compensation	7,045	3,164
Net cash used in financing activities	(13,195)	(11,525)

Net increase (decrease) in cash and cash equivalents	76,898	(39,861)
Cash and cash equivalents, beginning of period	96,095	364,246
Cash and cash equivalents, end of period	$172,993	$324,385

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News Release

April 25, 2013

	Three Months Ended			Six Months Ended
	December 31	March 31		March 31
SEGMENT REPORTING	2012	2013	2012	2013	2012
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$696,030	$685,710	$658,804	$1,381,740	$1,276,583
Direct operating expenses	361,068	354,170	362,898	715,238	675,204
General and administrative expense	9,321	9,057	8,195	18,378	15,493
Depreciation	91,253	96,485	77,752	187,738	151,221
Segment operating income	$234,388	$225,998	$209,959	$460,386	$434,665

Revenue days	21,743	21,847	21,444	43,590	42,412
Average rig revenue per day	$28,040	$28,255	$27,625	$28,148	$27,247
Average rig expense per day	$12,634	$13,085	$13,826	$12,860	$13,068
Average rig margin per day	$15,406	$15,170	$13,799	$15,288	$14,179
Rig utilization	82%	82%	91%	82%	91%

OFFSHORE OPERATIONS
Revenues	$57,718	$55,605	$43,421	$113,323	$94,213
Direct operating expenses	37,207	36,106	28,473	73,313	61,674
General and administrative expense	2,235	2,159	1,955	4,394	3,687
Depreciation	3,270	3,690	3,175	6,960	6,830
Segment operating income	$15,006	$13,650	$9,818	$28,656	$22,022

Revenue days	736	720	627	1,456	1,324
Average rig revenue per day	$61,936	$60,536	$49,514	$61,243	$51,688
Average rig expense per day	$36,154	$35,698	$28,953	$35,928	$30,280
Average rig margin per day	$25,782	$24,838	$20,561	$25,315	$21,408
Rig utilization	89%	89%	74%	89%	79%

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News Release

April 25, 2013

	Three Months Ended			Six Months Ended
	December 31	March 31		March 31
SEGMENT REPORTING	2012	2013	2012	2013	2012
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$87,267	$94,092	$64,088	$181,359	$124,823
Direct operating expenses	68,639	71,692	56,637	140,331	101,801
General and administrative expense	1,039	910	795	1,949	1,573
Depreciation	8,478	8,321	7,630	16,799	14,484
Segment operating income (loss)	$9,111	$13,169	$(974)	$22,280	$6,965

Revenue days	2,237	2,023	1,761	4,260	3,490
Average rig revenue per day	$35,511	$40,677	$31,401	$37,964	$31,238
Average rig expense per day	$27,111	$29,624	$26,517	$28,304	$24,307
Average rig margin per day	$8,400	$11,053	$4,884	$9,660	$6,931
Rig utilization	85%	78%	75%	81%	77%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$86,359	$68,421	$66,419	$154,780	$120,981
Offshore Operations	$6,259	$6,130	$4,267	$12,389	$10,065
International Land Operations	$7,828	$11,804	$8,791	$19,632	$15,803

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Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income from continuing operations before income taxes as reported on the Consolidated Statements of Income (in thousands).

	Three Months Ended			Six Months Ended
	December 31	March 31		March 31
	2012	2013	2012	2013	2012
Operating income
U.S. Land	$234,388	$225,998	$209,959	$460,386	$434,665
Offshore	15,006	13,650	9,818	28,656	22,022
International Land	9,111	13,169	(974)	22,280	6,965
Other	(1,635)	(2,539)	(1,833)	(4,174)	(3,621)
Segment operating income	$256,870	$250,278	$216,970	$507,148	$460,031
Corporate general and administrative	(19,826)	(20,710)	(16,860)	(40,536)	(33,215)
Other depreciation	(2,934)	(3,307)	(1,668)	(6,241)	(3,224)
Inter-segment elimination	1,218	1,346	763	2,564	1,469
Income from asset sales	5,219	5,313	7,820	10,532	12,503
Operating income	$240,547	$232,920	$207,025	$473,467	$437,564

Other income (expense):
Interest and dividend income	426	315	356	741	692
Interest expense	(1,308)	(1,186)	(2,421)	(2,494)	(4,882)
Gain on sale of investment securities	8,752	—	—	8,752	—
Other	(2,084)	103	(42)	(1,981)	(21)
Total other income (expense)	5,786	(768)	(2,107)	5,018	(4,211)

Income from continuing operations before income taxes	$246,333	$232,152	$204,918	$478,485	$433,353

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